HEI Exhibit 10.2

Exhibit 1

RESTRICTED STOCK AGREEMENT

PURSUANT TO

THE 1987 STOCK OPTION AND INCENTIVE PLAN OF

HAWAIIAN ELECTRIC INDUSTRIES, INC.

This Restricted Stock Agreement (this “Restricted Stock Agreement”) is made and entered into as of                  (the “Date of Grant”), by and between Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), and                                          (the “Participant”). Capitalized terms not defined herein shall have the meanings assigned to them in the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc., as amended (the “Plan”).

1. Number of Shares; Escrow. The Company hereby grants to the Participant                  shares of Restricted Stock, subject to all of the terms and conditions of this Restricted Stock Agreement and the Plan. Subject to Section 5 hereof, such shares of Restricted Stock shall be evidenced by stock certificates, which certificates shall be registered in the name of the Participant and shall bear the restrictive legends described in Section 6 hereof. The stock certificates representing the shares of Restricted Stock shall be endorsed in blank and deposited by Participant with the Secretary of the Company and shall be held in escrow by the Secretary as escrow holder until the restrictions on such shares shall have been satisfied or lapsed. The Participant shall also deposit with the Secretary as escrow holder any stock, securities or other property which the Participant is entitled to receive with respect to the shares of Restricted Stock granted to Participant by reason of any of the events described in Section 3 (other than cash dividends received), and such stock, securities and other property will be subject to the restrictions imposed on such Common Stock until the lapse of such restrictions in accordance with this Agreement.

2. Lapse of Restrictions. Subject to Section 4 below, the restrictions on transfer set forth in Section 6 hereof shall lapse in accordance with the schedule attached hereto as Exhibit 1A.

Upon each lapse of restrictions relating to the shares of Restricted Stock, the Company shall issue to the Participant or the Participant’s personal representative a stock certificate representing one share of Common Stock, free of the restrictive legend described in Section 6 hereof, in exchange for each share of Restricted Stock with respect to which such restrictions have lapsed. The Participant shall provide any signatures and instruments of transfer with respect to the certificates held in escrow by the Secretary to permit cancellation of such legended certificates prior to the issuance by the Company of unlegended certificates representing shares as to which restrictions have lapsed. If, notwithstanding the escrow requirement described above, certificates representing such Restricted Stock shall have theretofore been delivered to the Participant, the stock certificate representing such shares of Restricted Stock shall be returned to the Company, complete with any necessary signatures or instruments of transfer, prior to the issuance by the Company of such unlegended certificate representing unrestricted shares of Common Stock.

3. Adjustments. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, then, pursuant to Section 8.1 of the Plan, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to this Restricted Stock Agreement. The Company will make cash payments in lieu of any fractional shares.

4. Termination of Service.

    (a) If the Participant’s employment or service with the Company or any subsidiary is terminated for any reason (including, but not limited to, voluntary termination by Participant and retirement) other than death, Disability (as defined below) or termination without Cause (as defined below, including, but not limited to, termination due to elimination of an employee’s position) the Participant shall forfeit any or all of the shares of Restricted Stock for which the restrictions on transfer set forth in Section 6 hereof and Section 4.2 of the Plan have not yet lapsed (the “Unvested Shares”).

    (b) If the Participant’s employment or service with the Company or any subsidiary is terminated by reason of death, Disability or termination without Cause, then (i) restrictions on transfer based on performance which could still have been satisfied absent such termination of employment shall be deemed to have been satisfied and (ii) restrictions based on lapse of time shall be deemed to have lapsed pro rata based on a ratio in which the numerator is the number of months of the remaining restrictions that have elapsed as of the date of termination and the denominator is the total number of months of the remaining restrictions, and the Participant shall be entitled to receive an unlegended certificate representing the number of shares of Common Stock, if any, as to which restrictions shall thus have been deemed to be satisfied and lapsed, and the Participant shall forfeit all remaining Unvested Shares.

(c) For purposes of this Restricted Stock Agreement, “Disability” shall mean a physical or mental condition that prevents the Participant from performing his or her duties with the Company on a full-time basis for a period of 120 consecutive days, unless within 30 days following written notice from the Company that the Company intends to terminate the Participant’s employment due to Disability, the Participant returns to full-time performance of his or her duties with the Company.

(d) For purposes of this Restricted Stock Agreement, “Cause” shall mean:

i.	the willful failure by the Participant to perform his or her duties to the Company within the 15-day period following written notice from the Company stating that failure to resume such duties may result in Participant’s termination of employment;

ii.	any willful or grossly negligent act, or commission of a felony or misdemeanor, by the Participant that materially harms (monetarily or otherwise) the business or reputation of the Company or its subsidiaries or their affiliates;

iii.	the conviction of the Participant of (or the pleading by Participant of guilty or nolocontendere to) any misdemeanor involving fraud or embezzlement or any felony; or

iv.	any misappropriation or embezzlement of the property of the Company or its subsidiaries or their affiliates (whether or not a misdemeanor or felony).

(e) Except as provide in Sections 4(a) and 4(b) hereof, the restrictions on transfer of Unvested Shares shall otherwise terminate in accordance with the schedule for the lapse of the restrictions on transfer set forth in Exhibit 1 hereto.

5. Transfer of the Unvested Shares upon Forfeiture. The Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to take such steps as may be necessary to cause the transfer to the Company of the Unvested Shares that have been Forfeited by the Participant.

6. Legend on Certificates. The Participant agrees that any certificates issued for shares of Restricted Stock (including shares received as a result of stock dividends, stock splits or other forms of recapitalization) prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF FORFEITURE (THE “RESTRICTIONS”) AS SET FORTH IN THE 1987 STOCK OPTION AND INCENTIVE PLAN OF HAWAIIAN ELECTRIC INDUSTRIES, INC. AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND HAWAIIAN ELECTRIC INDUSTRIES, INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, ALIENATION, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT.

7. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile.

8. Rights as a Stockholder. Subject to the restrictions set forth in the Plan and this Restricted Stock Agreement, the Participant shall possess all incidents of ownership with respect to the shares of Restricted Stock, including the right to receive dividends with respect to such shares of Restricted Stock and to vote such shares of Restricted Stock. With respect to shares of Restricted Stock that are still subject to the restrictions set forth in Section 6 hereof, property that the Participant is entitled to receive with respect to such shares of Restricted Stock by reason of an event described in Section 3 herein (other than cash dividends received) shall be subject to the restrictions imposed on such shares of Restricted Stock.

9. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, alienation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the shares of Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Agreement or the Plan will be valid, and the Company will not transfer any of such shares of Restricted Stock on its books nor will any of such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

10. Taxes. The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income with respect to the shares of Restricted Stock (or, if the Participant makes an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the shares of Restricted Stock. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, unless prohibited by law, by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the minimum amount of tax required to be withheld. The Company may also withhold such amount from the Participant’s cash compensation. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. The Participant shall promptly notify the Company of any election made pursuant to section 83(b) of the Code. A form of such election is attached hereto as Exhibit 1B.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

11. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Restricted Stock Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

12. Governing Law. This Restricted Stock Agreement shall be governed by and construed according to the laws of the State of Hawaii without regard to its principles of conflict of laws.

13. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the shares of Restricted Stock and this Restricted Stock Agreement shall be subject to all terms and conditions of the Plan.

14. Amendments. This Restricted Stock Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

15. Survival of Terms. This Restricted Stock Agreement shall apply to and bind the Participant, the Participant’s heirs, legatees, executors and administrators, the Company and the Company’s legal successors.

16. Agreement Not a Contract for Services. Neither the Plan, the granting of the shares of Restricted Stock, this Restricted Stock Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.

17. Authority of the Committee. The HEI Compensation Committee shall have full authority to interpret and construe the terms of the Plan and this Restricted Stock Agreement. The determination of the Committee as to any such matter of interpretation or construction, including as to any adjustment or related matter under Section 3 or any matter under Section 4, shall be final, binding and conclusive.

18. Representations. The Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Restricted Stock Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Stock Agreement.

19. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Restricted Stock Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the shares of Restricted Stock subject to all the terms and conditions of the Plan and this Restricted Stock Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Restricted Stock Agreement.

20. Effectiveness of Agreement. This Restricted Stock Agreement shall not be effective, and no certificates representing restricted shares of Common Stock shall be issued to Participant, until this Agreement shall have been signed by an officer of the Company and by the Chairman or other member of the Compensation Committee of the Company, such execution on behalf of the Compensation Committee to signify that this Agreement, the award of Restricted Stock made hereby and the conditions upon which the restrictions on the Restricted Stock shall lapse or be satisfied, have been approved by the Compensation Committee either at a meeting of the Committee or by the unanimous written consent of its members.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Stock Agreement as of the day and year first above written.

Hawaiian Electric Industries, Inc.:

By:
V.P.-Administration & Corporate Secretary

Participant:

(Name)	Date

Approval by Hawaiian Electric Industries, Inc.
Compensation Committee

Its Chair	Date

Exhibit 1A

VESTING SCHEDULE

Subject to Sections 3 and 4.5 of the Plan and Section 4 of the Restricted Stock Agreement to which this Exhibit 1A is attached, the restrictions on transfer set forth in Section 6 hereof and Section 4.2 of the Plan shall lapse if:

Participant is continually employed by HEI or its subsidiary companies from the effective date of this agreement through                                         .

Exhibit 1B

ELECTION UNDER SECTION 83(b) OF THE

INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

ADDRESS:

IDENTIFICATION OR SOCIAL SECURITY NO. OF TAXPAYER:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: shares (the “Shares”) of the Common Stock of Hawaiian Electric Industries, Inc. (the “Company”).

3.	The date on which the property was transferred is: , 20 .

4.	The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions in such agreement.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ .

6.	The amount (if any) paid for such property is: $ .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Taxpayer:

Dated:

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